EXHIBIT 5.1


                         NPS PHARMACEUTICALS Letterhead




                                September 8, 2003




NPS Pharmaceuticals, Inc.
420 Chipeta Way
Salt Lake City, Utah  84108-1256

     Re:  Opinion of Counsel

Ladies and Gentlemen:

     The undersigned ("Counsel") has acted as counsel to NPS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, pursuant to which the Company is registering the resale of the Company's 3% Convertible Notes due 2008 (the "Notes") and shares of the Company's common stock, $0.001 par value per share, into which the Notes are convertible (the "Shares"). This opinion is delivered to you in connection with the Registration Statement.

     In rendering the opinions set forth herein, Counsel has made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to Counsel's satisfaction to be true and correct copies thereof, as Counsel has deemed necessary under the circumstances.

     Based upon the foregoing and such other examination of law and fact as deemed necessary, and in reliance thereon, Counsel is of the opinion that:

     1. The Notes constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

     2. The Shares are duly authorized, and when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

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NPS Pharmaceuticals, Inc.
September 8, 2003
Page 2

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Counsel under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                   Sincerely,

                                   /s/ James U. Jensen

                                   James U. Jensen, Vice President
                                   Corporate Development and Legal Affairs

                                   Utah State Bar No. 1675